                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2000

                              LJL BIOSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    000-23647
                            (Commission File Number)

         DELAWARE                          77-0360183
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation)

                                405 TASMAN DRIVE
                               SUNNYVALE, CA 94089
             (Address of principal executive offices, with zip code)

                                 (408) 541-8787
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS.

         On February 2, 2000, LJL BioSystems, Inc. announced that it has entered into purchase agreements for a private placement of 1.76 million shares of unregistered common stock to new and current investors for approximately $19 million. The offering price is $11.00 per share. Further details regarding this announcement are contained in the company's news release dated February 2, 2000 attached as an exhibit hereto and incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Exhibits:

            4.6 Form of Stock Purchase Agreement by and between LJL BioSystems, Inc. and the Investors

            99.10 LJL BioSystems, Inc. News Release dated February 2, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LJL BIOSYSTEMS, INC.

Date: February 3, 2000                    By: /s/  Lev J. Leytes
                                             ------------------------
                                               Lev J. Leytes
                                               President and CEO